Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
(Not to be used for Signature Guarantee)
For Tender of Common Stock of
INVE TECHNOLOGIES, INC.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, NOVEMBER 19, 2026, UNLESS THE OFFER IS EXTENDED (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE “EXPIRATION TIME”) OR TERMINATED.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if you want to tender your shares (as defined below) but:

•        your certificates for the shares are not immediately available or cannot be delivered to the Depositary (as defined below) prior to the Expiration Time, or

•        you cannot comply with the procedure for book-entry transfer described in Section 3 of the Offer to Purchase (as defined below) by the Expiration Time, or

•        your other required documents cannot be delivered to the Depositary by the Expiration Time,

in which case, you can still tender your shares if you comply with the guaranteed delivery procedures described in Section 3 of the Offer to Purchase.

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered to Equiniti Trust Company, LLC (the “Depositary”) by hand, overnight courier, or mail prior to the Expiration Time in accordance with the procedures described in Section 3 of the Offer to Purchase.

Deliver to:

Equiniti Trust Company, LLC

If delivering by express mail, courier, or other expedited service:	By mail:
Equiniti Trust Company, LLC 1110 Centre Pointe Curve Suite # 101 Mendota Heights, MN 55120 Attn: Onbase — Reorganization Department	Equiniti Trust Company, LLC Operations Center Attn: Onbase — Reorganization Department 1110 Centre Pointe Curve Suite # 101 Mendota Heights, MN 55120

For this notice to be validly delivered, it must be received by the Depositary at one of the addresses listed above before the Expiration Time. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to INVE Technologies, Inc., Craig-Hallum Capital Group LLC (the “Dealer Manager”), or D.F. King & Co., Inc. (the “Information Agent”) will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to INVE Technologies, Inc., a Delaware corporation (the “Company”), upon the terms and subject to the conditions set forth in its Offer to Purchase dated October 21, 2026 (the “Offer to Purchase”), and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of the Company’s common stock, $0.001 par value per share (the “shares”), listed below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of shares to be tendered:__________________________________shares

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED (See Instruction 5 to the Letter of Transmittal)
THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW):
1. SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered At Price Determined By Stockholder,” the undersigned hereby tenders shares at the purchase price as shall be determined by the Company in accordance with the Offer.

☐      The undersigned wants to maximize the chance that the Company will accept for payment the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined by the Company in accordance with the terms of the Offer. The undersigned understands that this action will result in the undersigned’s shares being deemed to be tendered at the minimum price of $2.85 per share for purposes of determining the Final Purchase Price (as defined in the Offer to Purchase). This may effectively lower the Final Purchase Price and could result in the undersigned receiving a per share price as low as $2.85.

2. SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

By checking ONE of the following boxes INSTEAD OF THE BOX UNDER “Shares Tendered At Price Determined Under The Offer,” the undersigned hereby tenders shares at the price checked. The undersigned understands that this action could result in the Company purchasing none of the shares tendered hereby if the purchase price determined by the Company for the shares is less than the price checked below.

☐	$2.85	☐	$3.05	☐	$3.25
☐	$2.90	☐	$3.10	☐	$3.30
☐	$2.95	☐	$3.15	☐	$3.35
☐	$3.00	☐	$3.20	☐	$3.40

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES.

A STOCKHOLDER DESIRING TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SHARES ARE TENDERED. THE SAME SHARES CANNOT BE TENDERED AT MORE THAN ONE PRICE UNLESS PREVIOUSLY PROPERLY WITHDRAWN AS PROVIDED IN SECTION 4 OF THE OFFER TO PURCHASE.

SIGN HERE
Name(s) of Record Holder(s): __________________________________________________________________________________________
(Please Type or Print)
Signature(s):
X ________________________________________________________________________________________
X ________________________________________________________________________________________
Address(es): _______________________________________________________________________________
__________________________________________________________________________________________
(Include Zip Code)
Daytime Area Code and Telephone Number: ______________________________________________________
Dated: ____________________________________________________________________________________
If shares will be tendered by book-entry transfer, check this box ☐ and provide the following information:
Name of Tendering Institution: _________________________________________________________________
Account Number: ___________________________________________________________________________

GUARANTEE

(Not To Be Used For Signature Guarantee)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchanges Medallion Program, or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (the “Exchange Act”), hereby guarantees (1) that the above-named person(s) “own(s)” and has a “net long position” in the shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act (“Rule 14e-4”), (2) that such tender of shares complies with Rule 14e-4 and (3) to deliver to the Depositary at one of its addresses set forth above either the certificate(s) representing the shares tendered hereby, in proper form for transfer, or a confirmation of book-entry transfer of the shares into the Depositary’s account at The Depository Trust Company, together with a Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within one trading day (as defined in the Offer to Purchase) after the Expiration Time.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message and certificate(s) for shares to the Depositary or complete the procedures for book-entry transfer deliveries within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Eligible Institution Guaranteeing Delivery	Authorized Signature

Address	Name (Print Name)

Zip Code	Title

Area Code and Telephone Number	Dated

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Note: Do not send certificates for shares with this Notice.
Certificates for shares should be sent with your Letter of Transmittal.

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